EXHIBIT 5.1

                     [GIBBONS, DEL DEO, DOLAN, GRIFFINGER &
                             VECCHIONE LETTERHEAD]


                                 April 22, 1998


Cunningham Graphics International, Inc.
629 Grove Street
Jersey City, New Jersey 07310


Ladies and Gentlemen:

         You have requested our opinion with respect to the public offering and sale by you, Cunningham Graphics International, Inc., a New Jersey corporation (the "Company"), pursuant to a Registration Statement on Form S-1 (No. 333-46541)(the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of a maximum of 115,000 shares of Common Stock (the "Common Stock").

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of appropriate state and local officials, and upon certificates of executive officers and responsible employees and agents of the Company.

         Based upon the foregoing, it is our opinion that the Common Stock has been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.


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Cunningham Graphics International, Inc.
April 22, 1998
Page 2

          We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement on Form S-1 incorporated herein by reference, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                        Very truly yours,


                       /s/ Gibbons, Del Deo, Dolan, Griffinger & Vecchione,P.C.
                       --------------------------------------------------------
                        Gibbons, Del Deo, Dolan, Griffinger & Vecchione
                                 A Professional Corporation